Exhibit 23.3 to Amendment No. 2
to Form S-1 Registration Statement
Hanover Gold Company, Inc.


                  Consent of Zeller Weiss & Kahn

We consent to the inclusion in the prospectus constituting a part of this registration statement on Form S-1 of our report dated March 29, 1996, except for Note 24 as to which the date is May 28, 1996, relating to the financial statements of Hanover Gold Company, Inc. which are contained in that prospectus.

Zeller Weiss & Kahn

Mountainside, New Jersey
August 11, 1997